UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2007

New Century Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously announced, New Century Financial Corporation (the "Company") entered into an asset purchase agreement (the "Ellington Agreement"), dated as of May 2, 2007, with Ellington Capital Management Group, L.L.C. on behalf of its client funds ("Ellington"), pursuant to which Ellington agreed to purchase certain mortgage loans originated by the Company, as well as residual interests owned by the Company in certain securitization trusts (together with those certain mortgage loans, the "Mortgage Assets") for approximately $58.0 million.

On May 18, 2007, the sale of the Mortgage Assets to Ellington closed. After giving effect to certain closing adjustments, the net purchase price paid by Ellington was approximately $57.9 million, including approximately $2.6 million deposited by Ellington into an escrow account to indemnify Ellington for any claims made under the Ellington Agreement, and $0.9 million paid to Greenwich Capital Financial Products, Inc. ("Greenwich") to satisfy the Company’s obligation to pay a termination fee to Greenwich under an agreement that the Company had previously entered into with Greenwich for the sale of the Mortgage Assets. The balance of the escrow account after reimbursement of any claims submitted by Ellington will be paid to the Company 90 days after the closing of the Mortgage Assets sale.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Brad A. Morrice

On June 8, 2007, the Company terminated the employment of Brad A. Morrice, who was serving as the Company’s President and Chief Executive Officer, without cause pursuant to Section 5.1 of that certain amended and restated employment agreement, dated March 29, 2006, between the Company and Mr. Morrice (the "Morrice Employment Agreement"). Mr. Morrice has also tendered his resignation from the Company’s board of directors, effective immediately.

Under the terms of the Morrice Employment Agreement, the Company is obligated to pay Mr. Morrice an amount equal to the sum of (i) the unpaid portion of his accrued salary, bonus and benefits through June 8, 2007, (ii) three times his annual base salary and (iii) the highest annual bonus received by Mr. Morrice in the last three years (increased by a factor of three in the event the termination occurs in or around the time of a change of control event, as such term is defined in the Morrice Employment Agreement). The Company’s ability to make any such payments is subject to the applicable limitations under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code").

The foregoing description of the Employment Agreement is qualified in its entirety by the actual terms of the Morrice Employment Agreement, which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2006, and which is incorporated herein by reference.

Departure of Anthony T. Meola

On June 8, 2007, the Company terminated the employment of Anthony T. Meola, who was serving as the Company’s Executive Vice President, Loan Production, without cause pursuant to Section 4.2 of that certain employment agreement, dated May 1, 2006, between the Company and Mr. Meola (the "Meola Employment Agreement").

Under the terms of the Meola Employment Agreement, the Company is obligated to pay Mr. Meola an amount equal to the sum of (i) the unpaid portion of his accrued salary and benefits through June 8, 2007 and (ii) his annual base salary (increased by a factor of two, and including an amount equal to two times the target amount of Mr. Meola’s incentive bonus, in the event the termination occurs in or around the time of a change of control event, as such term is defined in the Meola Employment Agreement). The Company’s ability to make any such payments is subject to the applicable limitations under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code").

Appointment of Holly Etlin as Chief Executive Officer and Michael Tinsley as Chief Financial Officer

On June 8, 2007, the Company’s board of directors appointed Holly Etlin, the Company’s Chief Restructuring Officer, as President and Chief Executive Officer and Michael Tinsley, the Company’s controller, as Chief Financial Officer. As previously disclosed, the Company has engaged AP Services LLC ("AP Services") pursuant to that certain agreement between the Company and AP Services, dated March 22, 2007, as amended by that certain letter agreement between the Company and AP Services, dated May 11, 2007 (the "Letter Agreement"). Pursuant to the Letter Agreement, the Company will compensate AP Services $695 per hour for Ms. Etlin’s services (including for her services as President and Chief Executive Officer and Chief Restructuring Officer) and $525 per hour for Mr. Tinsley’s services (including for his services as Chief Financial Officer). Ms. Etlin and Mr. Tinsley are independently compensated pursuant to arrangements between AP Services and its affiliate, AlixPartners LLP ("AlixPartners"), a financial advisory and consulting firm specializing in corporate restructuring. Ms. Etlin and Mr. Tinsley will not receive any compensation directly from the Company and will not participate in any of the Company’s employee benefit plans. The Company is seeking approval of the Letter Agreement from the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), where the Company’s chapter 11 cases are pending.

Ms. Etlin, age 49, who was appointed the Company’s Chief Restructuring Officer, on May 14, 2007, is a Managing Director of AlixPartners. Ms. Etlin has been a Managing Director of AlixPartners since January 2007 and will remain a Managing Director of AlixPartners while serving as the Company’s President, Chief Executive Officer and Chief Restructuring Officer. Prior to joining AlixPartners, Ms. Etlin was a Principal with XRoads Solutions Group, a professional services firm, from June 2002 to January 2007. Ms. Etlin holds a bachelor’s degree from the University of California at Los Angeles.

Mr. Tinsley, age 54, is a director of AlixPartners. Mr. Tinsley has been a director of AlixPartners since April 2006 and will remain a director of AlixPartners while serving as the Company’s Chief Financial Officer. Prior to joining AlixPartners, Mr. Tinsley worked as an independent consultant in the areas of crisis management and restructurings. Mr. Tinsley holds a bachelor’s degree from the University of Central Florida and a master’s degree in business administration from the University of Chicago.

Item 9.01 Financial Statements and Exhibits.

The Company is currently in liquidation proceedings under the Bankruptcy Code and as such the provision of pro forma financial statements reflecting the disposition of the Mortgage Assets is not practicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

June 12, 2007	By:	/s/ Holly Etlin

Name: Holly Etlin
Title: President, Chief Executive Officer and Chief Restructuring Officer